SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549



Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):
March 3, 1995


L.A. GEAR, INC.
(Exact name of registrant as specified in its charter)


CALIFORNIA
(State or other jurisdiction of incorporation)


1-10157
(Commission File Number)


95-3375118
(IRS Employer Identification No.)


2850 Ocean Park Boulevard, Santa Monica, California  90405
     (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:
(310) 452-4327

Not applicable
(Former name or former address, if changed since last report)



THIS REPORT INCLUDES A TOTAL OF 11 PAGES.
THE EXHIBIT INDEX APPEARS ON PAGE 5.

Item 5.		Other Events.

On March 3, 1995, L.A. Gear California, Inc. ("Borrower"), a wholly-owned subsidiary of L.A. Gear, Inc. (the "Company"), entered into the Fourth Amendment to Loan and Security Agreement dated as of February 28, 1995 (the "Fourth Amendment") to the Loan and Security Agreement, dated as of November 22, 1993, by and between Borrower and BankAmerica Business Credit, Inc. ("Lender"), as amended to date (the "Loan Agreement"), pursuant to which Lender provides to Borrower a revolving line of credit facility for loans and letters of credit in an aggregate amount not to exceed $75 million (the "Revolving Facility").

The Fourth Amendment principally amends the Loan Agreement to:

	(a) 	revise the applicable interest rate payable on
outstanding borrowings under the Revolving Facility, (i) with respect to loans on which interest is calculated with reference to LIBOR, to 3% over the applicable LIBOR rate with respect to outstanding balances up to $10 million and 3.5% thereafter and
(ii) with respect to loans on which interest is calculated with reference to the Lender's reference rate, to 1% over the applicable reference rate with respect to outstanding balances up to $10 million and 1.5% thereafter;

	(b) 	modify quarterly fees payable under the Loan
Agreement with respect to the Company's Adjusted Tangible Net
Worth (as defined in the Loan Agreement) at the end of each fiscal quarter;

	(c)	restrict the payment of dividends on the
Company's Series A Cumulative Convertible Preferred Stock if the Adjusted Net Earnings From Operations (as defined in the Loan Agreement) for the immediately preceding fiscal quarter is less than (i) $4.13 million for the quarter ending May 31, 1995; (ii) $9.94 million for the quarter ending August 31, 1995; and (iii) $0.98 million for the quarter ending November 30, 1995;

	(d)	reduce the minimum Adjusted Tangible Net Worth
test under the Loan Agreement to $150 million; and

	(e)	impose a requirement that Adjusted Net Earnings
From Operations during the fiscal year ending November 30, 1995 shall not be less than (i) $2.36 million for the quarter ending May 31, 1995; (ii) $5.68 million for the quarter ending August 31, 1995; and (iii) $0.56 million for the quarter ending November 30, 1995.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, filed as Exhibit 99.7 hereto and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

	(a)	Financial Statements of Business Acquired.
		Not applicable.

	(b)	Pro Forma Financial Information.
		Not applicable.

	(c)	Exhibits.

99.7	Fourth Amendment to Loan and Security Agreement
dated as of February 28, 1995, by and between L.A. Gear California, Inc. and BankAmerica
Business Credit, Inc.

SIGNATURES

	Pursuant to the requirements of the Securities
Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				L.A. GEAR, INC.



Dated:  March 7, 1995		By: /s/    Thomas F. Larkins
	Thomas F. Larkins,
	Senior Vice-President and
	General Counsel

EXHIBIT INDEX

    Exhibit                                                Page
      No.                  Document                        No.

     99.7       Fourth Amendment to Loan and Security
                Agreement dated as of February 28, 1995
                by and between L.A. Gear California, Inc.
                and BankAmerica Business Credit, Inc.        6

EXHIBIT 99.7
FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


	THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is entered into as of February 28, 1995, by and between L. A. Gear California, Inc., a California corporation, ("Borrower") and BankAmerica Business Credit, Inc., a Delaware corporation, ("Lender").

	WHEREAS, Lender and Borrower entered into a certain Loan and Security Agreement, dated as of November 22, 1993, as amended by:
a First Amendment to Loan and Security Agreement dated as of May
31, 1994; a Second Amendment to Loan and Security Agreement dated as of August 31, 1994; and a Third Amendment to the Loan and Security Agreement dated as of January 25, 1995(the Loan and Security Agreement, as amended and supplemented, the "Agreement"), and

	WHEREAS, Borrower desires to amend the Agreement and Lender is willing to amend the Agreement, subject to the terms and conditions stated herein.

	NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties agree as follows.


	SECTION ONE - AMENDMENT

	1.1	Amendment of "Availability".  The definition of
"Availability" in Article 1 of the Agreement is hereby amended in its entirety to read as follows:

	"`Availability' means (a) the lesser at any point in time of (i) $75,000,000, or (ii) the sum of (A) eighty percent (80%) of the Net Amount of Eligible Accounts, and
(B) the lesser of (1) $20,000,000, or (2) fifty percent (50%) of the value of Eligible Inventory, valued at the lower of market value or cost (established on a "first-in, first-out" basis); less (b) the sum of (i) the unpaid balance of Loans at that time; (ii) the aggregate undrawn face amount of all outstanding Letters of Credit which Lender has, or has caused to be, issued or obtained for Borrower's account other than Cash Secured Letters of Credit; (iii) reserves for accrued interest on the Loans;
(iv) the amount by which outstanding Guaranties of Debt of Foreign Affiliates exceed $25,000,000, (v) the amount by which outstanding Intercompany Receivables, in the aggregate, exceed $15,000,000, (vi) the amount by which outstanding Intercompany Advances exceed $40,158,000, in the aggregate, (vii) the Foreign Exchange Reserve, and (viii) the Direct Deposit and Overdraft Reserve, and (ix) all other reserves which Lender in its Discretion deems necessary and desirable to maintain with respect to Borrower's account, including, without limitation, any amounts which Lender may reasonably be expected to be obligated to pay in the future for the account of Borrower."

	1.2	Amendment of "Eligible Inventory".  The definition of
"Eligible Inventory" in Article 1 of the Agreement is hereby amended in its entirety to read as follows:

	"`Eligible Inventory' means finished goods Inventory meeting Borrower's or Parent's manufacturing specifications that (a) is located on premises owned or leased by the Borrower or Parent (and, in the case of leased premises, from and after the 31st day following the Closing Date, a landlord consent which is acceptable to Lender has been executed by the landlord and delivered to Lender); (b) upon which Lender has a first priority perfected security interest; (c) which Borrower has not owned for a period in excess of six months, (d) is not spare parts, packaging and shipping materials, supplies, bill-and-hold Inventory or defective Inventory, or Inventory delivered to the Borrower on consignment, (e) does not consist of promotional items, and (f) Lender otherwise deems eligible as the basis for Loans based on such other credit and collateral considerations as Lender may from time to time establish in its Discretion. Notwithstanding any provision of this Agreement and any prior course of dealing to the contrary, Inventory which is not located in the United States shall not be considered Eligible Inventory."

	1.3	Amendment of "Libor Spread".  The definition of "Libor
Spread" in Article 1 of the Agreement is hereby amended in its entirety to read as follows:

	"`Libor Spread' means, (a) 3.0% as of each date when the aggregate principal amount of the outstanding Loans is equal to or less than $10,000,000; and (b) 3.5% as of each date when the aggregate principal amount of the outstanding Loans is greater than $10,000,000."

	1.4	Amendment of "Reference Spread".  The definition of
"Reference Spread" in Article 1 of the Agreement is hereby amended in its entirety to read as follows:

	"`Reference Spread' means, (a) 1.0% as of each date when the aggregate principal amount of the outstanding Loans is equal to or less than $10,000,000; and (b) 1.5% as of each date when the aggregate principal amount of the outstanding Loans is greater than $10,000,000."

	1.5	Amendment of Section 3.5.  Section 3.5 of the
Agreement is amended in its entirety to read as follows:

	"3.5	Quarterly Fee.  Beginning on April 15, 1995,
Borrower shall pay to Lender on each April 15, July 15, October 15 and February 28 of each year: (i) $0, if Adjusted Tangible Net Worth is greater than $175,000,000, as of the last day of the end of the previous Fiscal Quarter; (ii) $25,000, if Adjusted Tangible Net Worth is greater than $170,000,000, but equal to or less than $175,000,000, as of the last day of the end of the previous Fiscal Quarter;
(iii) $50,000, if Adjusted Tangible Net Worth is greater than $165,000,000, but equal to or less than $170,000,000, as of the last day of the end of the previous Fiscal Quarter; (iv) $75,000, if Adjusted Tangible Net Worth is greater than $160,000,000, but equal to or less than $165,000,000, as of the last day of the end of the previous Fiscal Quarter; (v) $100,000, if Adjusted Tangible Net Worth is greater than $155,000,000, but equal to or less than $160,000,000, as of the last day of the end of the previous Fiscal Quarter; and (vi) $125,000, if Adjusted Tangible Net Worth is equal to or less than $155,000,000 as of the last day of the end of the previous Fiscal Quarter."

	1.6	Amendment of Section 9.6.  Section 9.6 of the
Agreement is amended by deleting subparagraph (b) of Section 9.6 and inserting in lieu thereof the following:

		"(b) Distributions by Borrower and Raegal to Parent, and by Parent to the holders of the Subordinated Debentures and to its preferred shareholders, in the amount of any scheduled payments of interest with respect to the Subordinated Debentures and scheduled dividends with respect to the Preferred Stock provided that no such Distributions shall be made during the continuance of any Event or Event of Default and provided further that in the event the Adjusted Net Earnings From Operations for the following Fiscal Quarters are less than the following amounts then no such Distributions of scheduled dividends with respect to the Preferred Stock shall be made in the immediately subsequent Fiscal Quarter:

      Fiscal Quarter Ending                       Amount

          May 31, 1995                          $4,130,000
          August 31, 1995                       $9,940,000
          November 30, 1995                     $  980,000
     and each fiscal quarter thereafter       Not Applicable"

	1.7	Amendment of Section 9.18.  Section 9.18 of the
Agreement is amended to read in its entirety as follows:

	"9.18 Adjusted Tangible Net Worth. Borrower shall not permit Adjusted Tangible Net Worth, as of the last day of any Fiscal Quarter, to be less than $150,000,000."

	1.8	Amendment of Article 9.  Article 9 of the Agreement is
amended by the addition of the following Section 9.24:

	"9.24	Adjusted Net Earnings From Operations.  Borrower
will not permit Adjusted Net Earnings From Operations during the following Fiscal Quarters to be less than the following:

Fiscal Quarter Ending                Amount

February 28, 1995                       Not Applicable
May 31, 1995                              $2,360,000
August 31, 1995                            5,680,000
November 30, 1995                            560,000
and each Fiscal Quarter thereafter      Not Applicable

	SECTION TWO - REPRESENTATIONS AND WARRANTIES

	2.1	Acknowledgment of Borrower.  Borrower hereby
represents and warrants that the execution and delivery of this Amendment and compliance by Borrower with all of the provisions of this Amendment (i) are within the powers and purposes of Borrower;
(ii) have been duly authorized or approved by Borrower; and (iii) constitute the valid and binding obligation of Borrower, enforceable in accordance with its terms. Borrower reaffirms its obligation to pay all amounts due Lender under the Agreement in accordance with and subject to the terms thereof as modified hereby.

	2.2	Ratifications.  The terms and provisions set forth in
this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender and Borrower agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

	SECTION THREE - CONDITIONS PRECEDENT

	Section 3.1.  Conditions.  The effectiveness of this
Amendment is subject to all of the holders of the Preferred Stock consenting to the Amendment.

	SECTION FOUR - MISCELLANEOUS

	4.1	Agreement Unmodified.  Except as otherwise
specifically modified by this Amendment, all terms and provisions of the Agreement remain unmodified and in full force and effect.

	4.2	Total Agreement.  This Amendment, and all other
agreements referred to herein or delivered in connection herewith, shall constitute the entire agreement between the parties relating to the subject matter hereof, shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and shall not be changed or terminated orally.

	4.3	Definitions.  Unless specifically defined herein, all
capitalized terms shall be defined in accordance with the Agreement.

	4.4	Severability.  To the extent any provision of this
Amendment is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

	IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

	L.A. GEAR CALIFORNIA, INC.
	California corporation

	By:		W.L. Benford
	Title:		President and Chief Operating Officer

	BANKAMERICA BUSINESS CREDIT, INC.
	Delaware corporation

	By:		Stephen King
	Title:		Senior Account Executive

	RATIFICATION OF GUARANTY

	Raegal Finance Inc. hereby consents to the foregoing and confirms that its Guaranty dated as of November 22, 1993, in favor of BankAmerica Business Credit, Inc. relating to the obligations of L.A. Gear California, Inc. remains unmodified and in full force and effect.

	RAEGAL FINANCE, INC.

	By:		W.L. Benford
	Title:		President

	L.A. Gear, Inc. hereby consents to the foregoing and confirms that its Guaranty dated as of November 22, 1993, in favor of BankAmerica Business Credit, Inc. relating to the obligations of L.A. Gear California, Inc. remains unmodified and in full force and effect.

	L.A. GEAR, INC.

	By:		W.L. Benford
	Title:		President and Chief Operating Officer